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                                                                   Exhibit 10(l)


Amendments dated April 24, 2000 to the 1998 Stock Option Plan


The following sections of the 1998 Stock Option Plan are amended and restated to read in their entirety as follows with respect to all currently outstanding and future option grants under such plan:

(1)  SECTION 9. Adjustments

        In the event of any merger, consolidation, reorganization, recapitalization, stock dividend (including without limitation, stock dividends consisting of securities other than the Stock), distribution (other than regular cash dividends), stock split, reverse stock split, separation, spin-off, split-off or other distribution of stock or property of the Company, or other change in the corporate structure or capitalization, there shall be appropriate adjustment made by the Board in the number and kind of shares or other property that may be granted in the aggregate and to individual Employees under the Plan, the number and the kind of shares or other property subject to each outstanding Stock Option and Stock Appreciation Right, and the option prices.


(2)  Section 2(d):

     ''Change in Control'' means:

     (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this
     Section 2(d), the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(d)(3)(A), 2(d)(3)(B) and 2(d)(3)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof.

     (2) Individuals who, as of April 24, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 24, 2000 whose election, or nomination for election as a director by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent

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     Board shall be considered as though such individual were a member of the
     Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.


     (3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.